Exhibit 99

Movano Inc. Provides Business Update and Reports Third Quarter 2021 Financial Results

Conference call begins at 2:00 p.m. Pacific time today

Pleasanton, Calif. – November 11, 2021 – Today, Movano Inc. (NASDAQ:MOVE), a health technology company designing devices that empower individuals to optimize their health in order to help prevent and better manage chronic diseases, reported financial results for the three months ending September 30, 2021 and provided a business update. Highlights from the third quarter and recent weeks include the following:

●	The first iteration of Movano’s wearable device prototype is out of development, operational and ready for clinical testing. The new wrist-worn wearable device prototype contains Movano’s proprietary integrated circuits and is now wireless, battery-powered and Bluetooth-enabled, allowing data to be transferred directly from the device to the Company’s mobile and cloud applications. The new smaller and untethered prototype enables the Company to advance its development and clinical testing capabilities.

●	The Company plans to use the new wearable device prototype in a blood pressure study to be conducted at the Movano Clinical Lab in the fourth quarter of 2021, under an Institutional Review Board (IRB)-approved protocol. This testing enables Movano’s data scientists to continue to gather diverse data sets, which will be used to further improve the Company’s signal processing and blood pressure algorithms.

●	Additionally, Movano announced that it recently completed the tapeout of its single-chip solution with a leading foundry partner. The tapeout of the single-chip solution is a major milestone as it shrinks Movano’s proprietary multi-chip architecture into a singular integrated circuit, giving the Company flexibility to design innovative, small form factors that will be key to developing competitive commercial products in the future. The fabrication and testing processes is expected to continue through the spring of 2022.

●	Today, the Company also announced it will be demoing its technology at CES in Las Vegas in early January 2022. As Movano evaluates opportunities to bring its technology to the market on an accelerated basis, it plans to arrange meetings with a limited group of companies that represent potential future strategic partners.

“Today’s consumers are increasingly demanding connected, digitally-enabled health and wellness solutions. Collectively, we want technology that makes vital health data more accessible and gives us a greater sense of control over our individual health journies,” said Dr. John Mastrototaro, CEO of Movano Inc. “Movano is developing simple, smart and personalized products that will sit at the intersection of the medical and consumer device market by providing medical-grade diagnostics in addition to lifestyle fitness stats that inspire you to live a healthier, happier life. We want to empower you to not only feel your best, but also be your trusted partner in helping to prevent or delay the onset or effects of chronic diseases, like hypertension or diabetes.”

Third Quarter 2021 Financial Results

●	Movano reported a net loss attributable to common stockholders of $5.2 million, or a loss of $0.16 per basic and diluted share, in the third quarter of 2021, compared with a net loss attributable to common stockholders of $5.7 million, or a loss of $1.87 per basic and diluted share, in the third quarter of 2020.

●	The Company reported an operating loss of $5.2 million in the third quarter of 2021 compared to an operating loss of $3.2 million in the third quarter of 2020.

●	Movano is a development stage company and the majority of its business activities to date and planned future activities will be devoted to research and development. As such, the Company did not generate revenue in either the third quarter of 2021 or the third quarter of 2020.

●	The Company had $39.3 million in cash, cash equivalents and short-term investments as of September 30, 2021, compared to $5.7 million in cash, cash equivalents and short-term investments, as of December 31, 2020.

●	The total number of shares outstanding was 32.8 million as of September 30, 2021.

Conference Call and Webcast

Management will host a conference call and live audio webcast to discuss these results and provide a business update today at 2:00 p.m. PDT (5:00 p.m. EDT).

Attendees can access the live webcast here or on the investors section of Movano's website at https://ir.movano.com. The conference call can be accessed by dialing 1-877-407-0989 (domestic) or 1-201-389-0921 (international) and refer to confirmation number 13724192. Attendees can also use the Call Me link, in which they will be dialed in to the conference call instantly on the number provided with no hold time. An archived webcast will be available on Movano's website approximately one hour after the completion of the event and for two years thereafter.

To learn more about Movano Inc., please visit www.movano.com

About Movano Inc.

Founded in 2018, Movano Inc. (NASDAQ:MOVE), is a health-focused technology company creating simple, smart and personalized devices designed to help individuals on their health journey optimize for good health today and to help prevent and manage chronic diseases in the future. Movano's technology is being developed to provide vital health information, including glucose and blood pressure data, in a variety of form factors to meet individual style needs and give users actionable feedback in order to improve their quality of life.

Forward Looking Statements

This press release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results; product development, clinical trial and regulatory initiatives; our strategies, positioning and expectations for future events or performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our registration statement on Form S-1, as amended, and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors.” Any forward-looking statement in this release speaks only as of the date of this release. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contact:

J. Cogan

IR@movano.com

Movano Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(Unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$17,133	$5,710
Short-term investments	22,169	—
Payroll tax credit, current portion	546	500
Prepaid expenses and other current assets	1,166	691
Total current assets	41,014	6,901
Property and equipment, net	500	38
Payroll tax credit, noncurrent portion	—	134
Other assets	57	10
Total assets	$41,571	$7,083

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$502	$246
Paycheck Protection Program loan, current portion	—	248
Other current liabilities	2,288	666
Total current liabilities	2,790	1,160
Noncurrent liabilities:
Convertible promissory notes, net	—	11,342
Accrued interest	—	292
Paycheck Protection Program loan, noncurrent portion	—	103
Warrant liability	—	1,549
Derivative liability	—	121
Early exercised stock option liability	335	417
Other noncurrent liabilities	64	161
Total noncurrent liabilities	399	13,985
Total liabilities	3,189	15,145

Commitments and contingencies
Series A redeemable convertible preferred stock, $0.0001 par value, no and 2,692,253 shares authorized at September 30, 2021 and December 31, 2020; no and 2,692,253 shares issued and outstanding at September 30, 2021 and December 31, 2020; liquidation preference of $0 and $15,170 at September 30, 2021 and December 31, 2020	—	13,856

Series B redeemable convertible preferred stock, $0.0001 par value, no and 5,238,095 shares authorized at September 30, 2021 and December 31, 2020; no and 4,942,319 shares issued and outstanding at September 30, 2021 and December 31, 2020; liquidation preference of $0 and $21,858 at September 30, 2021 and December 31, 2020	—	18,962

Stockholders' equity (deficit):
Preferred stock, $0.0001 par value, 5,000,000 and no shares authorized at September 30, 2021 and December 31, 2020; no shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Common stock, $0.0001 par value, 75,000,000 and 22,069,652 shares authorized at September 30, 2021 and December 31, 2020; 32,772,060 and 6,393,069 shares issued and outstanding at September 30, 2021 and December 31, 2020	3	1
Additional paid-in capital	96,845	—
Accumulated other comprehensive loss	(3)	—
Accumulated deficit	(58,463)	(40,881)
Total stockholders' equity (deficit)	38,382	(40,880)
Total liabilities, redeemable convertible preferred stock, and stockholders' equity (deficit)	$41,571	$7,083

Movano Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
OPERATING EXPENSES:
Research and development	$3,803	$2,637	$8,928	$6,460
General and administrative	1,376	546	4,563	1,477
Total operating expenses	5,179	3,183	13,491	7,937

Loss from operations	(5,179)	(3,183)	(13,491)	(7,937)

Other income (expense), net:
Interest expense	—	(377)	(883)	(552)
Change in fair value of warrant liability	—	(1)	(1,581)	8
Change in fair value of derivative liability	—	219	121	354
Forgiveness of Paycheck Protection Program Loan	—	—	351	—
Interest and other income, net	6	1	15	22
Other income (expense), net	6	(158)	(1,977)	(168)

Net loss	(5,173)	(3,341)	(15,468)	(8,105)

Accretion and dividends on redeemable convertible preferred stock	—	(2,322)	(2,489)	(6,396)
Net loss attributable to common stockholders	$(5,173)	$(5,663)	$(17,957)	$(14,501)

Net loss	$(5,173)	$(3,341)	$(15,468)	$(8,105)
Other comprehensive loss:
Change in unrealized loss on available-for-sale securities	(2)	—	(3)	—
Total comprehensive loss	$(5,175)	$(3,341)	$(15,471)	$(8,105)

Net loss per share attributable to common stockholders, basic and diluted	$(0.16)	$(1.87)	$(0.74)	$(5.22)

Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	32,268,890	3,029,765	24,200,475	2,777,510

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